EXHIBIT 4.1

Morgan Stanley Smith Barney LLC

2000 Westchester Avenue

Purchase, New York 10577

July 12, 2016

Morgan Stanley Global Investment Solutions –

Uncommon Values Trust, 2016 Series and

Uncommon Values Growth & Income Series, 2016

c/o The Bank of New York Mellon, as Trustee

BNY Atlantic Terminal

2 Hanson Place, 12th Floor

Brooklyn, New York 11217

Re:                                                                                                     Morgan Stanley Global Investment Solutions —

Uncommon Values Trust, 2016 Series and

Uncommon Values Growth & Income Series, 2016

Ladies and Gentlemen:

We have examined the Registration Statement File No. 333-211582 for the above captioned trusts.  We hereby consent to the use in the Registration Statement of the references to Morgan Stanley Smith Barney LLC as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

MORGAN STANLEY SMITH BARNEY LLC

By	/s/ SCOTT RICHARDSON
Executive Director